UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Material
[_]  Soliciting Material Pursuant to (S) 240.14a-12

                            OPTICAL CABLE CORPORATION
 -------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required
[_] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

   (1)   Title of each class of securities to which transaction applies:
       -------------------------------------------------------------------------
   (2)   Aggregate number of securities to which transaction applies:
       -------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       -------------------------------------------------------------------------
   (4)   Proposed maximum aggregate value of transaction:
       -------------------------------------------------------------------------
   (5)   Total fee paid:
       -------------------------------------------------------------------------

[_] Fee paid previously by written preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)   Amount Previously Paid:
       -------------------------------------------------------------------------
   (2)   Form, Schedule or Registration Statement No.:
       -------------------------------------------------------------------------
   (3)   Filing Party:
       -------------------------------------------------------------------------
   (4)   Date Filed:
       -------------------------------------------------------------------------

Notes:

                       [LOGO OF OPTICAL CABLE CORPORATION]

                            OPTICAL CABLE CORPORATION
                              5290 CONCOURSE DRIVE
                             ROANOKE, VIRGINIA 24019

July 5, 2002

Dear Shareholder:

         You are cordially invited to attend Optical Cable Corporation's (the "Company") Special Meeting of Shareholders to be held on Tuesday, July 30, 2002, at 8:00 a.m., eastern daylight time, at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia (the "Special Meeting").

         The Special Meeting has been called for the purpose of considering and voting upon an amendment to the Company's articles of incorporation to effect a reverse stock split of the Company's outstanding common stock of 1-for-8, with the Board of Directors having the authority to determine whether to effect the reverse stock split; and to provide that the number of authorized shares of the Company's common stock shall be 50,000,000.

         The Board of Directors has fixed the close of business on Friday, June 28, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

         The Board of Directors recommends that you vote "FOR" approval of the amendment to the articles of incorporation of the Company.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING. ACCORDINGLY, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE. IF YOU ARE A SHAREHOLDER OF RECORD AND YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD. YOUR PROMPT RESPONSE WOULD BE GREATLY APPRECIATED.

                            Sincerely,

                            /s/ Neil D. Wilkin, Jr.
                            -------------------------------------
                            Neil D. Wilkin, Jr.
                            President and Chief Financial Officer

                       [LOGO OF OPTICAL CABLE CORPORATION]

                            OPTICAL CABLE CORPORATION

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, JULY 30, 2002

TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of Optical Cable Corporation (the "Company") will be held on Tuesday, July 30, 2002, at 8:00 a.m., eastern daylight time, at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia (the "Special Meeting") for the purpose of considering and voting upon:

           The amendment to the Company's articles of incorporation (i) to effect a reverse stock split of the outstanding shares of the Company's common stock of 1-for-8, with the Board of Directors having the authority to determine whether to effect the reverse stock split; and (ii) to provide that the number of authorized shares of the Company's common stock shall be 50,000,000.

         The Board of Directors has fixed the close of business on Friday, June 28, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock of record at the close of business on such date will be entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. To assure your representation at the meeting, you are urged to complete, sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience. Shareholders attending the meeting may revoke their proxy and vote in person.

         In the event that there are not sufficient shares to be voted in favor of the foregoing proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies.


                           FOR THE BOARD OF DIRECTORS

                           /s/ Kenneth W. Harber
                           -------------------------------
                           Kenneth W. Harber
                           Secretary
Roanoke, Virginia
July 5, 2002

                            OPTICAL CABLE CORPORATION
                              5290 CONCOURSE DRIVE
                             ROANOKE, VIRGINIA 24019

                                       FOR

                         SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, JULY 30, 2002

Proxy Solicitation

         This Proxy Statement is furnished to the holders ("Shareholders") of common stock, no par value ("Common Stock"), of Optical Cable Corporation, a Virginia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of Shareholders of the Company to be held on Tuesday, July 30, 2002, at 8:00 a.m., eastern daylight time, at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia and any adjournments or postponements thereof (the "Special Meeting"). This proxy statement and the enclosed proxy are initially being mailed to Shareholders on or about July 5, 2002.

         At the Special Meeting, the Shareholders of the Company will be asked to consider and vote on the following matters:

           The amendment to the Company's Amended and Restated Articles of Incorporation (i) to effect a reverse stock split of the outstanding shares of the Company's Common Stock of 1-for-8 with the Board of Directors having the authority to determine whether to effect the reverse stock split; and (ii) to provide that the number of authorized shares of the Company's Common Stock shall be 50,000,000.

         Proxies for use at the Special Meeting are being solicited by and on behalf of the Board of Directors. These proxy solicitation materials are first being mailed on or about Friday, July 5, 2002 to all Shareholders entitled to vote at the Special Meeting. [______________] has been engaged to assist in the solicitation of proxies. The Company will pay that firm [$_______] for its services and reimburse its out-of-pocket expenses.] Proxies will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their reasonable out-of-pocket expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Special Meeting supplemental solicitations also may be made by mail, telephone, telegram, cablegram or other means of electronic transmission, or personal interviews by directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. All expenses incurred in connection with this proxy solicitation will be borne by the Company and are estimated to be approximately [$__,___].

Revocability and Voting of Proxy

         SHAREHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT IN THE ENVELOPE PROVIDED PROMPTLY FOR USE AT THE SPECIAL MEETING. A Shareholder may revoke the authority granted by his or her execution of a proxy at any time before the effective exercise of such proxy by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. If no specifications are given, the shares represented by the proxies will be voted in favor of the matters set forth in this Proxy Statement and the accompanying Notice of Special Meeting of Shareholders.

Record Date and Voting Rights

         The Board of Directors has fixed the close of business on Friday, June 28, 2002 as the record date (the "Record Date") for the determination of Shareholders entitled to notice of, and to vote at, the Special Meeting. Only holders of record of the Company's Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were approximately 55,431,279 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each holder of shares of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for matters submitted at the Special Meeting. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of any business as may properly come before the Special Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.

         The proposal to approve the amendment to the Company's Amended and Restated Articles of Incorporation authorizing a reverse stock split of the Company's Common Stock and to provide that the number of authorized shares of the Company's Common Stock shall be 50,000,000, will be approved if it receives the affirmative vote of the holders of more than two-thirds of the outstanding shares of the Company's Common Stock.

         Votes at the Special Meeting will be tabulated by inspectors of election appointed by the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table and notes thereto set forth information as of June 21, 2002, (except as noted otherwise) regarding the beneficial ownership of the shares of the Company's outstanding Common Stock by (i) each person who is known to us to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of our executive officers, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares indicated as owned by them. Percentage Ownership of Outstanding Shares includes shares currently owned and shares subject to stock options exercisable within 60 days of June 21, 2002.

                                       Amount and Nature of Beneficial Ownership
                                       -----------------------------------------

                                              Number of             Acquirable within       Percent Ownership of
Name of Beneficial Owner                      Shares Owned          60 days (1)             Outstanding Shares
------------------------                      -------------         -----------             ------------------
Neil D. Wilkin, Jr.                           -                     52,083                  *
  President, Chief Financial
  Officer and Director

Luke J. Huybrechts                            3,000 (2)             38,438 (2)              *
  Senior Vice President of Sales
  Director

Kenneth W. Harber                             1,073                 29,438                  *
  Vice President of Administration,
  Secretary and Director

Randall H. Frazier                            -                     4,856                   *
  Director

John M. Holland                               -                     4,856                   *
  Director

Craig H. Weber                                1,000                 4,856                   *
  Director

Robert Kopstein                               9,829,924 (3)         -                       17.73%
  4923 Fox Ridge Road
  Roanoke, VA  24014

All directors and officers as group           5,073                 134,527                 *
(6 persons)

* Less than 1%

     (1)  Includes options currently exercisable.

     (2) Includes shares and options owned or acquirable, as applicable, by Barbara Huybrechts, Mr. Huybrechts' wife.

     (3) The number of shares reflected as owned by Mr. Kopstein in the table is, as of June 21, 2002, the last date such information was available to the Company.


                     REVERSE STOCK SPLIT AMENDMENT PROPOSAL

         The Board of Directors has adopted a proposal, subject to shareholder approval, to amend the articles of incorporation (i) to effect a reverse stock split in which the outstanding shares of Common Stock, referred to as "Old Common Stock," will be combined and reconstituted into a smaller number of shares of Common Stock, referred to as "New Common Stock," in a ratio of one share of New Common Stock for every eight (8) shares of Old Common Stock (the "Reverse Stock Split"), with the Board of Directors having the authority to determine whether to reflect the Reverse Stock Split; and (ii) to provide that the number of authorized shares of the Company's Common Stock shall be 50,000,000 (the "Share Authorization," collectively with the Reverse Stock Split, the "Reverse Stock Split Amendment"). The form of the amendment to the articles of incorporation is included in Exhibit A attached hereto.

         By approving the proposed amendment, the Shareholders will authorize the Board of Directors to implement (i) the Reverse Stock Split and the (ii) the Share Authorization at any time on or before August 30, 2002 or to abandon the Reverse Stock Split and the Share Authorization at any time. If the amendment has not been filed with the Virginia State Corporation Commission by the close of business on the foregoing date, the Board of Directors will either re-solicit shareholder approval or abandon the Reverse Stock Split Amendment.

         The affirmative vote of more than two-thirds of the outstanding shares of Common Stock is necessary for approval of the Reverse Stock Split Amendment. A shareholder who does not vote, or who instructs his or her broker not to vote, in favor of the Reverse Stock Split Amendment will have the same effect as voting against the Reverse Stock Split Amendment.

Recommendation of the Board of Directors

         The Board of Directors has determined that it would be advisable to obtain the approval of the Shareholders for the Reverse Stock Split Amendment
(i) which would reduce the number of shares of the Company's outstanding Common Stock in order to increase the trading price of the Company's Common Stock on the Nasdaq National Market; and (ii) which would provide that the number of authorized shares of the Company's Common Stock shall be 50,000,000.

         The Board of Directors proposes the Reverse Stock Split because the trading price of shares of the Company's Common Stock has declined below $1.00 and the failure to increase the trading price above $1.00 will result in the delisting of the Company's Common Stock from the Nasdaq National Market, which the Board of Directors believes could harm the Company and the Shareholders by reducing the marketability and liquidity of the Company's Common Stock. Accordingly, the Board of Directors is asking that the Shareholders approve a reverse stock split of 1-for-8.

         The Board of Directors proposes the Share Authorization to reduce the number of additional shares the Company is authorized to issue since the number of outstanding shares of the Company will be reduced in accordance with parameters set forth in the Reverse Stock Split. However, the Board of Directors believes that it is in the best interest of the Company to reduce the number of authorized shares to a lesser degree than the proportion set forth in the Reverse Stock Split in order to provide the Company with the additional shares it needs to enable it to respond to future business needs and opportunities.

         A vote in favor of the Reverse Stock Split Amendment will be a vote (i) to approve the 1-for-8 reverse stock split and to grant to the Board of Directors authority to effect the Reverse Stock Split, if deemed advisable, and
(ii) to provide that the number of authorized shares of the Company's Common Stock shall be 50,000,000. The proposal gives the Board of Directors the discretion to abandon the Reverse Stock Split Amendment if the trading price of shares of the Company's Common Stock increases above the Nasdaq National Market's minimum trading price requirements prior to its implementation, or if market or other conditions or circumstances make implementation of the Reverse Stock Split and the Share Authorization inadvisable or if the Board of Directors otherwise determines that the Reverse Stock Split Amendment would not be in the best interests of the Company and its Shareholders. If the amendment has not been filed with the Virginia State Corporation Commission by the close of business on August 30, 2002, the Board of Directors will either re-solicit shareholder approval or abandon the Reverse Stock Split Amendment.

Reasons for the Reverse Stock Split Amendment

         The Company's Common Stock is traded on the Nasdaq National Market. One of the Nasdaq National Market's continued listing requirements is that the per share closing bid price of a company's common stock for any consecutive 30 day trading period may not fall below $1.00 per share. The Company received a letter dated May 15, 2002 from the staff of Nasdaq advising that the average closing price of the Company's Common Stock had been below $1.00 per share for a period of thirty consecutive trading days. If the closing bid price of the Company's Common Stock does not equal or exceed $1.00 for a minimum of ten consecutive trading days before August [13], 2002 the staff of Nasdaq will notify the Company that its Common Stock will be delisted.

         As of June 21, 2002, the Company had 55,431,279 outstanding shares of Common Stock and the closing bid price of the Company's Common Stock was [$0.__]. The Reverse Stock Split will reduce the number of outstanding shares of the Company's Common Stock with the objective of increasing the market price of the Company's Common Stock. The Board of Directors believes that the Reverse Stock Split will help ensure continued listing on the Nasdaq National Market. Inclusion on the Nasdaq National Market increases liquidity and may minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a continued Nasdaq National Market listing may enhance the Company's access to capital and increase its flexibility in responding to anticipated capital requirements. The Company also believes that prospective investors will view an investment in the Company more favorably if the Company's shares continue to be listed on the Nasdaq National Market.

         The Board of Directors believes that the current per share price of the Company's Common Stock may limit its marketability and liquidity. Many brokerage firms and institutional investors are reluctant to recommend lower-priced stocks to their clients or to hold them in their own portfolios. In addition, without a reverse stock split, it is more likely that the Company will not satisfy the requirements for continued listing on the Nasdaq National Market.

         The Share Authorization will provide the Company with the additional shares it needs to enable it to respond to future business needs and opportunities and will be available for issuance by the Company without further approval by the Shareholders. The additional authorized shares of common stock would be available for future issuance to give the Company flexibility in corporate planning and in responding to future business developments, including possible stock splits or dividends, financings and acquisition transactions, issuances under stock-based incentive plans and other general corporate purposes. If these additional authorized shares were issued to new shareholders, the percentage interest of current shareholders could be reduced. The Board of Directors could use the additional shares of Common Stock to discourage an attempt to change control of the Company. However, the Board of Directors does not intend to issue Common Stock for that purpose and this proposal is not being recommended in response to any specific effort to obtain control of the Company, but for the reasons discussed above.

         Authorized shares of Common Stock may be issued by the Board of Directors from time to time without further shareholder approval, except in situations where shareholder approval is required by law or the rules of the Nasdaq National Market.

Effects of the Reverse Stock Split

         The immediate effect of the Reverse Stock Split will be to decrease the number of shares of Common Stock outstanding from approximately 55,431,279 shares to approximately 6,928,910 shares. The Reverse Stock Split will result in a proportionate decrease in the number of shares authorized for issuance under the Company's stock option plans and the number of shares of Common Stock issuable upon exercise of outstanding options and warrants, if any, and a proportionate increase in the exercise prices of outstanding options and warrants, if any.

         Upon the effectiveness of the Reverse Stock Split, the number of shares of the Company's Common Stock owned by each Shareholder would be reduced in the same proportion as the reduction of the total number of shares outstanding so that the percentage of the outstanding shares owned by each Shareholder would remain substantially unchanged. With the exception of the number of issued and outstanding shares, the rights and preferences of the shares of the Company prior and subsequent to the Reverse Stock Split will remain the same.

         The shares of the Company's Common Stock issuable upon approval of the amendment to the Company's Amended and Restated Articles of Incorporation will be fully paid and nonassessable. The voting rights and other privileges of the continuing holders of the Company's Common Stock will not be affected substantively by the adoption of the amendment or by the implementation of the Reverse Stock Split.

         The Company's Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Company's Common Stock under the Exchange Act.

         The Board of Directors anticipates that, following the consummation of the Reverse Stock Split, the Company's Common Stock will trade at a price per share that is proportionately higher than current market prices. Given the numerous factors and contingencies that could affect the trading price of the Company's Common Stock, there can be no assurances that an increase in the trading price will occur, or if it occurs, that it would trade at a higher price for a sustained period of time. In particular, there can be no assurance that the trading price for shares of the Company's Common Stock after the Reverse Stock Split, or for any sustained period of time thereafter, would be (A) eight
(8), multiplied by (B) the price for shares of the Common Stock immediately prior to the Reverse Stock Split.

         Furthermore, there can be no assurance that the Reverse Stock Split will achieve the other desired results which have been outlined above, including continued listing on the Nasdaq National Market. Additionally, it is possible that the liquidity of the Company's Common Stock could be affected adversely by the reduced number of shares outstanding after the Reverse Stock Split. Also, the Reverse Stock Split would result in some Shareholders owning "odd-lots" of less than 100 shares of the Company's Common Stock. Odd-lot shares may be more difficult to sell and brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares. The Board of Directors, however, believes that these risks and negative impacts are outweighed by the potential benefits of the Reverse Stock Split.

Implementation of the Reverse Stock Split Amendment

         If the Reverse Stock Split Amendment is approved by the Shareholders, the Reverse Stock Split Amendment will be effected, if at all, only upon determination by the Board of Directors that the Reverse Stock Split and the Share Authorization is in the best interests of the Company and the Shareholders. Such determination will be based upon certain factors, including, but not limited to, existing and expected marketablity and liquidity of the Company's Common Stock, prevailing market conditions and the likely effect on the market price of the Company's Common Stock. Notwithstanding approval of the Reverse Stock Split Amendment by the Shareholders, the Board of Directors may, in its sole discretion, abandon the proposed Reverse Stock Split Amendment and determine prior to the effectiveness of the amendment and filing with the Virginia State Corporation Commission not to effect the Reverse Stock Split Amendment. If the Board of Directors fails to implement the Reverse Stock Split Amendment by August 30, 2002 shareholder approval again would be required prior to the implementation of the Reverse Stock Split and the Share Authorization.

         If the Shareholders approve the Reverse Stock Split Amendment and the Board of Directors determines it is in the best interests of the Shareholders to effect the Reverse Stock Split Amendment, the Board of Directors would:

           Direct management to file an amendment of the Company's Amended and Restated Articles of Incorporation with the Virginia State Corporation Commission that would specify that, on the effectiveness of the amendment, every eight shares of the Company's Common Stock outstanding would automatically be combined and converted into one share and provide that the number of authorized shares of the Company shall be 50,000,000. In other words, with regards to the Reverse Stock Split, the amendment would specify that every eight (8) shares of the Company's Old Common Stock be combined and converted into one share of the Company's New Common Stock.

         The Company estimates that, following the effectiveness of the Reverse Stock Split Amendment, the Company would have approximately the same number of shareholders and, except for the effect of cash payments for fractional shares as described below, the completion of the Reverse Stock Split would not affect any Shareholder's proportionate equity interest in the Company. Therefore, by way of example, a Shareholder who owns a number of shares that, prior to the Reverse Stock Split, represented one-half of a percent of the outstanding shares of the Company, would continue to own one-half of a percent of the Company's outstanding shares immediately after the Reverse Stock Split.

         No fractional shares of New Common Stock will be issued in connection with the Reverse Stock Split. Instead, holders of Old Common Stock who would otherwise be entitled to receive fractional shares of New Common Stock because they hold a number of shares of Old Common Stock not evenly divisible by eight
(8) will be entitled to receive from the Company a cash payment equal to the fair market value, as determined by the Board of Directors, of any fractional shares of New Common Stock resulting from the Reverse Stock Split. The funds required to purchase fractional shares resulting from the Reverse Stock Split will be paid from the Company's current cash funds. It is not expected that the amount necessary to effect the cancellation of fractional shares will be material.

         The Reverse Stock Split Amendment will provide that the number of shares of the Company's Common Stock that the Board of Directors is authorized by the Amended and Restated Articles of Incorporation of the Company to issue shall be 50,000,000 shares of Common Stock, no par value. The Share Authorization will reduce the number of shares available for future issuances, but not in the same proportion as the Reverse Stock Split will decrease the number of outstanding shares of Common Stock. The effect of this change will provide the Company with the additional shares it needs to enable it to respond to future business needs and opportunities.

         The Board of Directors proposes the Share Authorization to reduce the number of additional shares the Company is authorized to issue since the number of outstanding shares of the Company will be reduced in accordance with parameters set forth in the Reverse Stock Split. However, Board of Directors believes that it is in the best interest of the Company to reduce the number of authorized shares to a lesser degree than the proportion set forth in the Reverse Stock Split in order to provide the Company with the additional shares it needs to enable it to respond to future business needs and opportunities.

         Upon the effectiveness of the amendment, the Reverse Stock Split and the Share Authorization will occur without any further action on the part of shareholders of the Company and without regard to the date or dates on which the stock certificates are physically surrendered in exchange for the certificate representing the number of shares of New Common Stock such shareholders are entitled to receive as a consequence of the Reverse Stock Split.

         As soon as practicable after the effectiveness of the amendment to the Amended and Restated Articles of Incorporation of the Company, letters of transmittal will be mailed to each record holder of the Company's Common Stock. The letter of transmittal will direct each Shareholder to surrender the Old Common Stock certificates. Upon the surrender of the stock certificates, the Shareholder will receive in exchange therefore the whole number of shares of New Common Stock to which he or she is entitled and any cash that may be payable in lieu of any fractional share.

         The letters of transmittal will be accompanied by instructions specifying other details of the exchange. Shareholders should not send in their certificate until they receive a letter of transmittal.

         Until surrendered and exchanged as provided above, each certificate representing shares of Old Common Stock shall, after the effectiveness of the Reverse Stock Split, represent for all purposes only the right to receive shares of New Common Stock and cash in lieu of fractional shares.

         No processing fees will be payable by holders of shares of the Company's Common Stock in connection with the exchange of certificates, other than the costs of the mailing of the Old Common Stock to the Company.

Federal Income Tax Consequences

         The following description of the material federal income tax consequences of the Reverse Stock Split Amendment is based upon the Internal Revenue Code, the applicable Treasury Regulations, judicial authority and current administrative rulings and practices all as in effect on the date of this Proxy Statement. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split Amendment. This discussion is for general information purposes only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies) and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. This discussion assumes Shareholders hold their shares as capital assets. Shareholders should consult their own tax advisors as to any federal, state, local or foreign tax effects of the Reverse Stock Split Amendment in light of their individual circumstances.

         The change of the Old Common Stock into the New Common Stock should not have material federal income tax consequences to the Shareholders of the Company. The change of the Old Common Stock into the New Common Stock generally will not cause any gain or loss to be recognized by a Shareholder, except for cash received for a fractional share. A Shareholder who receives cash for a fractional share will recognize gain or loss equal to the difference between the amount of cash received and the Shareholder's basis in the fractional share. The aggregate basis of the shares of New Common Stock, including any fractional share for which a Shareholder receives cash, will be the same as the aggregate basis of the Old Common Stock held by the Shareholder. A Shareholder's holding period for shares of New Common Stock will include the holding period for shares of Old Common Stock held by the Shareholder if they are held as a capital asset at the effective time of the Reverse Stock Split. Any capital gain or loss will be long-term if the Shareholder's holding period in such fractional share interest is more than one year. The deductibility of capital losses is subject to limitations.

         The change in the number of authorized shares of the Company's Common Stock should not have any federal income tax consequences to the Shareholders of the Company.

Accounting Effects of the Reverse Stock Split Amendment

         Following the effective date of the Reverse Stock Split Amendment, the par value of the Company's Common Stock will remain the same at "no par value" per share. As a result, the Company's stated capital will remain the same as will the Company's capital in excess of par value (paid-in capital). Shareholder's equity will remain largely unchanged, but will be reduced by the de minimus costs associated with effecting the Reverse Stock Split and the repurchase of fractional shares.

No Dissenter's Rights

         Under Virginia law, shareholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Stock Split Amendment.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THIS AMENDMENT AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Special Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Proposals of Shareholders of the Company that are intended to be presented at the Company's 2003 Annual Meeting of Shareholders must be received by the Company no later than October 17, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder. Shareholder proposals to be presented at the 2003 Annual Meeting by means other than inclusion in the Company's proxy statement must be received by the Company after December 10, 2002 and no later than January 9, 2003.

                                LISTS OF EXHIBITS

Exhibit A    Form of Amendment to Amended and Restated Articles of Incorporation

                                                                       EXHIBIT A

                        FORM OF ARTICLES OF AMENDMENT TO
                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                            OPTICAL CABLE CORPORATION

         Optical Cable Corporation, a corporation organized and existing under and by virtue of the Virginia Stock Corporation Act (the "Company"), does hereby certify that:

         FIRST: The name of the Company is Optical Cable Corporation.

         SECOND: Pursuant to Section 13.1-710 of the Virginia Stock Corporation Act, the Board of Directors of the Company has approved the amendments to the Amended and Restated Articles of Incorporation set forth in these Articles of Amendment and proposed to the Shareholders of the Company the amendments at the Special Meeting of Shareholders on July 30, 2002. The total number of outstanding shares of the Company as of the Record Date were 55,431,279. The total number of votes entitled to be cast by the only voting group entitled to vote on the amendments were 55,431,279. More than two-thirds of the outstanding stock entitled to vote thereon has approved the amendments. The number of votes cast by the voting group entitled to vote on the proposed amendments was sufficient for approval of the amendments.

         THIRD: That Article THREE of the Amended and Restated Articles of Incorporation of the Company is amended to change the number of shares of Common Stock, no par value, appearing in the right hand column, from 100,000,000 to 50,000,000.

         FOURTH: That Article THREE of the Amended and Restated Articles of Incorporation of the Company is amended to insert the following paragraph as the THIRD paragraph of Article THREE:

         "Every eight (8) of the issued and outstanding shares of the Company's Common Stock, no par value, as of 12:01 a.m. eastern daylight time on [month] [day], 2002, are hereby changed into one share of Common Stock, no par value. No fractional share shall be issued upon such change, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. If a fractional interest in a share of Common Stock would be deliverable upon such change, the Company shall pay an amount in cash equal to the fair market value of such fractional interest, as determined by the Company's Board of Directors, to each holder of shares of Common Stock to whom such fractional interest would have been deliverable."

         FIFTH:  That these Articles of Amendment will be effective upon filing.

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment of the Amended and Restated Articles of Incorporation on this [day] of [month], 2002.

                            OPTICAL CABLE CORPORATION

                            /s/ Neil D. Wilkin, Jr.
                            -------------------------------------
                            Neil D. Wilkin, Jr.
                            President and Chief Financial Officer

                                  DETACH HERE

                                      PROXY

                            OPTICAL CABLE CORPORATION

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
                MEETING OF SHAREHOLDERS TO BE HELD JULY 30, 2002

                  (SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS)

         The undersigned hereby appoints Neil D. Wilkin, Jr. and Kenneth W. Harber, or either of them, with full power of substitution, to attend the Special Meeting of Shareholders of Optical Cable Corporation on Tuesday, July 30, 2002 at 8:00 a.m., eastern daylight time, at the offices of McGuireWoods LLP, One James Center, 901 East Cary Street, Richmond, Virginia and any adjournment(s) or postponement(s) thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon all matters which may properly come before the Special Meeting or any adjournment thereof.

                  (Continued and to Be Signed on Reverse Side)

                                   DETACH HERE

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS EXAMPLE

     REVERSE STOCK SPLIT AMENDMENT PROPOSAL

     To approve a proposal to authorize the Board of Directors in its discretion to amend Optical Cable Corporation's Amended and Restated Articles of Incorporation to effect a reverse stock split of Optical Cable Corporation's common stock at a ratio of 1-for-8 whereby eight (8) shares of common stock will be combined and reconstituted into one share of common stock; and to provide that the number of authorized shares of Optical Cable Corporation's common stock shall be 50,000,000.

     [__] FOR                     [__] AGAINST                     [__] ABSTAIN


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Dated: _________, 2002

(Signature of Stockholder)

(Signature of Joint Stockholder, if any)

IMPORTANT: Please date this proxy and sign exactly as your name appears hereon. If stock is held jointly, both holders should sign. Executors, administrators, trustees, guardians and other signing in a representative capacity should give full title. Please check the following box if you intend to be present at the meeting: [__]